Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER SALES UP 41% TO $6.57 BILLION

SEATTLE—(BUSINESS WIRE)—July 22, 2010—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2010.

Operating cash flow was $2.56 billion for the trailing twelve months, compared with $1.88 billion for the trailing twelve months ended June 30, 2009. Free cash flow increased 29% to $1.99 billion for the trailing twelve months, compared with $1.54 billion for the trailing twelve months ended June 30, 2009.

Common shares outstanding plus shares underlying stock-based awards totaled 465 million on June 30, 2010, compared with 451 million a year ago.

Net sales increased 41% to $6.57 billion in the second quarter, compared with $4.65 billion in second quarter 2009. Excluding the $48 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 42% compared with second quarter 2009.

Operating income increased 71% to $270 million in the second quarter, compared with $159 million in second quarter 2009. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $10 million. Second quarter 2009 operating income was negatively impacted by a $51 million legal settlement.

Net income increased 45% to $207 million in the second quarter, or $0.45 per diluted share, compared with net income of $142 million, or $0.32 per diluted share, in second quarter 2009.

“We’re seeing rapid growth in Kindle, Amazon Web Services, third-party sales, and retail. We’re also encouraged by what we see in mobile. In the last twelve months, customers around the world have ordered more than $1 billion of products from Amazon using a mobile device,” said Jeff Bezos, founder and CEO of Amazon.com. “The leading mobile commerce device today is the smartphone, but we’re excited by the potential of the new category of wireless tablet computers. Over time, tablet computers could become a meaningful additional driver for our business.”

Highlights

•

Readers are responding to Kindle’s uncompromising approach to the reading experience. Weighing 10.2 ounces, Kindle can be held comfortably in one hand for hours, has an e-ink display that is easy on the eyes even in bright daylight, has two weeks of battery life, and has free 3G wireless with no monthly fees or annual contracts—all at a $189 price.

•

Amazon.com is now selling more Kindle books than hardcover books. Over the past three months, for every 100 hardcover books Amazon.com has sold, the Company has sold 143 Kindle books. Over the past month, for every 100 hardcover books Amazon.com has sold, the Company has sold 180 Kindle books. This is across Amazon.com’s entire U.S. book business and includes sales of hardcover books where there is no Kindle edition. Free Kindle books are excluded and if included would make the number even higher.

•	Amazon sold more than 3x as many Kindle books in the first half of 2010 as in the first half of 2009.

•

The Association of American Publishers’ latest data reports that e-book sales grew 163 percent in the month of May and 207 percent year-to-date through May. Kindle book sales in May and year-to-date through May exceeded those growth rates.

•	On July 6, Hachette announced that James Patterson had sold 1.14 million e-books to date. Of those, 867,881 were Kindle books.

•	Five authors—Charlaine Harris, Stieg Larsson, Stephenie Meyer, James Patterson, and Nora Roberts—have each sold more than 500,000 Kindle books.

•

Amazon.com continues to expand Kindle’s “Buy once, read everywhere” strategy with this quarter’s launch of Kindle for Android. Like all Kindle apps, Kindle for Android includes Whispersync technology, which automatically synchronizes your last page read, bookmarks, notes and highlights across your Kindle, Kindle DX, iPad, iPod touch, iPhone, Mac, PC, BlackBerry, and Android-based devices.

•

Kindle offers the largest selection of the most popular books people want to read. The U.S. Kindle Store now has more than 630,000 books, including New Releases and 106 of 110 New York Times Best Sellers. Over 510,000 of these books are $9.99 or less, including 75 New York Times Best Sellers. Over 1.8 million free, out-of-copyright, pre-1923 books are also available to read on Kindle.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $3.59 billion, up 46% from second quarter 2009.

•

International segment sales, representing the Company’s U.K., German, Japanese, French and Chinese sites, were $2.98 billion, up 35% from second quarter 2009. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 38%.

•	Worldwide Media sales grew 18% to $2.87 billion.

•

Worldwide Electronics & Other General Merchandise sales grew 69% to $3.49 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 70%.

•	The Company introduced Textbook Buyback, an easy-to-use program that helps students lower their textbook costs, giving them great value for their used textbooks.

•

The Amazon.co.uk and Amazon.de websites each launched Grocery stores offering customers free delivery on thousands of new items from brands such as Kraft, Nestlè, Mars, PepsiCo, Proctor & Gamble, and Unilever.

•

Businesses and developers in over 190 countries are taking advantage of Amazon Web Services (AWS). In the first half of 2010, AWS continued significant geographic expansion, launching the first Asia Pacific Region in Singapore as well as extending additional services including Amazon Virtual Private Cloud and Amazon Relational Database Service into the EU.

•

AWS announced a new storage option within the Amazon Simple Storage Service (S3), Amazon S3 Reduced Redundancy Storage (RRS), which enables customers to reduce their costs by storing non-critical, reproducible data at lower levels of redundancy than Amazon S3’s standard storage.

•	AWS introduced Cluster Compute Instances, an Amazon Elastic Compute Cloud (EC2) instance type specifically tailored for high-performance computing.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of July 22, 2010. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Third Quarter 2010 Guidance

•	Net sales are expected to be between $6.900 billion and $7.625 billion, or to grow between 27% and 40% compared with third quarter 2009.

•	Operating income is expected to be between $210 million and $310 million, or between 16% decline and 24% growth compared with third quarter 2009.

•

This guidance includes approximately $130 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle and Kindle DX are the revolutionary portable readers that wirelessly download books, magazines, newspapers, blogs and personal documents to a crisp, high-resolution electronic ink display that looks and reads like real paper. Kindle and Kindle DX utilize the same 3G wireless technology as advanced cell phones, so users never need to hunt for a Wi-Fi hotspot. Kindle is the #1 bestselling product across the millions of items sold on Amazon.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.amazon.cn. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009	2010	2009
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$1,844	$1,701	$3,444	$2,769	$1,936	$1,548

OPERATING ACTIVITIES:
Net income	207	142	505	319	1,088	663
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	129	84	249	171	456	323
Stock-based compensation	111	85	196	152	386	300
Other operating expense (income), net	25	60	51	71	83	86
Losses (gains) on sales of marketable securities, net	—	—	—	(2)	(2)	(1)
Other expense (income), net	(22)	(14)	(27)	(12)	(31)	(53)
Deferred income taxes	(8)	6	(28)	7	49	30
Excess tax benefits from stock-based compensation	(75)	(20)	(161)	(70)	(196)	(122)
Changes in operating assets and liabilities:
Inventories	(141)	(23)	180	84	(435)	(261)
Accounts receivable, net and other	(42)	16	412	183	(252)	(149)
Accounts payable	(81)	56	(1,972)	(1,073)	959	625
Accrued expenses and other	200	(6)	(161)	(128)	265	182
Additions to unearned revenue	161	207	349	413	990	696
Amortization of previously unearned revenue	(214)	(125)	(441)	(232)	(799)	(441)

Net cash provided by (used in) operating activities	250	468	(848)	(117)	2,561	1,878

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(196)	(78)	(336)	(133)	(575)	(336)
Acquisitions, net of cash acquired, and other	(21)	(19)	(40)	(35)	(45)	(129)
Sales and maturities of marketable securities and other investments	1,208	378	2,080	692	3,354	1,545
Purchases of marketable securities and other investments	(1,466)	(560)	(2,721)	(951)	(5,661)	(1,877)

Net cash provided by (used in) investing activities	(475)	(279)	(1,017)	(427)	(2,927)	(797)

FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	75	20	161	70	196	122
Common stock repurchased	—	—	—	—	—	(100)
Proceeds from long-term debt and other	5	2	67	6	133	44
Repayments of long-term debt, capital lease, and finance lease obligations	(37)	(25)	(98)	(368)	(186)	(663)

Net cash provided by (used in) financing activities	43	(3)	130	(292)	143	(597)
Foreign-currency effect on cash and cash equivalents	(33)	49	(80)	3	(84)	(96)

Net increase (decrease) in cash and cash equivalents	(215)	235	(1,815)	(833)	(307)	388

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,629	$1,936	$1,629	$1,936	$1,629	$1,936

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$3	$2	$5	$28	$9	$43
Cash paid for income taxes	43	23	46	34	60	64
Fixed assets acquired under capital leases	83	19	142	37	252	118
Fixed assets acquired under build-to-suit leases	60	61	120	117	191	173

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net sales	$6,566	$4,651	$13,697	$9,541

Operating expenses (1):
Cost of sales	4,957	3,518	10,458	7,260
Fulfillment	582	409	1,128	831
Marketing	211	129	412	257
Technology and content	408	299	773	575
General and administrative	113	77	210	145
Other operating expense (income), net (2)	25	60	51	71

Total operating expenses	6,296	4,492	13,032	9,139

Income from operations	270	159	665	402

Interest income	12	8	23	20
Interest expense	(9)	(7)	(16)	(19)
Other income (expense), net	24	19	27	24

Total non-operating income (expense)	27	20	34	25

Income before income taxes	297	179	699	427

Provision for income taxes	(88)	(39)	(189)	(108)
Equity-method investment activity, net of tax	(2)	2	(5)	—

Net income	$207	$142	$505	$319

Basic earnings per share	$0.46	$0.33	$1.13	$0.74

Diluted earnings per share	$0.45	$0.32	$1.11	$0.73

Weighted average shares used in computation of earnings per share:
Basic	447	431	446	430

Diluted	455	440	455	438

___________

(1) Includes stock-based compensation as follows:
Fulfillment	$24	$20	$42	$35
Marketing	7	5	12	9
Technology and content	58	46	103	82
General and administrative	22	14	39	26

(2) Q2 2009 was negatively impacted by a $51 million legal settlement.

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
North America
Net sales	$3,590	$2,451	$7,370	$5,030
Operating expenses
Cost of sales	2,570	1,779	5,332	3,664
Direct segment operating expenses (1)	820	547	1,565	1,091

Segment operating income	$200	$125	$473	$275

International
Net sales	$2,976	$2,200	$6,327	$4,511
Operating expenses
Cost of sales	2,387	1,739	5,126	3,596
Direct segment operating expenses (1)	383	282	762	565

Segment operating income	$206	$179	$439	$350

Consolidated
Net sales	$6,566	$4,651	$13,697	$9,541
Operating expenses
Cost of sales	4,957	3,518	10,458	7,260
Direct segment operating expenses	1,203	829	2,327	1,656

Segment operating income	406	304	912	625
Stock-based compensation	(111)	(85)	(196)	(152)
Other operating income (expense), net (2)	(25)	(60)	(51)	(71)

Income from operations	270	159	665	402
Total non-operating income (expense), net	27	20	34	25
Provision for income taxes	(88)	(39)	(189)	(108)
Equity-method investment activity, net of tax	(2)	2	(5)	—

Net income	$207	$142	$505	$319

Segment Highlights:
Y/Y net sales growth:
North America	46%	13%	47%	17%
International	35	16	40	16
Consolidated	41	14	44	16
Y/Y segment operating income growth:
North America	61%	30%	72%	22%
International	15	20	25	27
Consolidated	34	24	46	24
Net sales mix:
North America	55%	53%	54%	53%
International	45	47	46	47

	100%	100%	100%	100%

(1)	A significant majority of our costs for "Technology and content" are incurred in the United States and most of these costs are allocated to our North America segment.

(2)	Q2 2009 was negatively impacted by a $51 million legal settlement.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
North America
Media	$1,324	$1,148	$2,921	$2,454
Electronics and other general merchandise	2,090	1,187	4,114	2,359
Other	176	116	335	217

Total North America	$3,590	$2,451	$7,370	$5,030

International
Media	$1,550	$1,294	$3,383	$2,712
Electronics and other general merchandise	1,399	882	2,887	1,756
Other	27	24	57	43

Total International	$2,976	$2,200	$6,327	$4,511

Consolidated
Media	$2,874	$2,442	$6,304	$5,166
Electronics and other general merchandise	3,489	2,069	7,001	4,115
Other	203	140	392	260

Total Consolidated	$6,566	$4,651	$13,697	$9,541

Y/Y Net Sales Growth:
North America:
Media	15%	0%	19%	4%
Electronics and other general merchandise	76	29	74	35
Other	52	16	54	12
Total North America	46	13	47	17

International:
Media	20%	3%	25%	4%
Electronics and other general merchandise	59	45	64	39
Other	13	(8)	32	1
Total International	35	16	40	16

Consolidated:
Media	18%	1%	22%	4%
Electronics and other general merchandise	69	35	70	37
Other	45	11	51	10
Total Consolidated	41	14	44	16

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	21%	12%	22%	15%
Electronics and other general merchandise	63	60	62	55
Other	18	10	31	22
Total International	38	28	38	28

Consolidated:
Media	18%	7%	20%	10%
Electronics and other general merchandise	70	41	69	44
Other	46	15	50	13
Total Consolidated	42	20	42	22

Consolidated Net Sales Mix:
Media	44%	52%	46%	54%
Electronics and other general merchandise	53	45	51	43
Other	3	3	3	3

	100%	100%	100%	100%

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	June 30, 2010	December 31, 2009	June 30, 2009
	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,629	$3,444	$1,936
Marketable securities	3,479	2,922	1,276
Inventories	1,940	2,171	1,325
Accounts receivable, net and other	805	988	584
Deferred tax assets	265	272	183

Total current assets	8,118	9,797	5,304
Fixed assets, net	1,704	1,290	981
Deferred tax assets	29	18	118
Goodwill	1,229	1,234	451
Other assets	1,317	1,474	821

Total assets	$12,397	$13,813	$7,675

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,545	$5,605	$2,508
Accrued expenses and other	1,705	1,759	1,128

Total current liabilities	5,250	7,364	3,636
Long-term debt	132	109	109
Other long-term liabilities	1,158	1,083	674

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 464, 461 and 448
Outstanding shares — 448, 444 and 432	5	5	4
Treasury stock, at cost	(600)	(600)	(600)
Additional paid-in capital	6,056	5,736	4,321
Accumulated other comprehensive loss	(282)	(56)	(58)
Retained earnings (accumulated deficit)	678	172	(411)

Total stockholders' equity	5,857	5,257	3,256

Total liabilities and stockholders' equity	$12,397	$13,813	$7,675

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$1,878	$2,253	$3,293	$2,780	$2,561	36%
Purchases of fixed assets (incl. internal-use software & website development) — TTM	$336	$337	$373	$458	$575	71%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$1,542	$1,916	$2,920	$2,322	$1,986	29%
Free cash flow — TTM Y/Y growth	89%	98%	114%	62%	29%	N/A
Invested capital (1)	$3,666	$3,847	$4,449	$5,104	$5,820	N/A
Return on invested capital (2)	42%	50%	66%	45%	34%	N/A

Common shares and stock-based awards outstanding	451	451	461	463	465	3%
Common shares outstanding	432	433	444	446	448	4%
Stock-based awards outstanding	19	18	17	18	17	(11%)
Stock-based awards outstanding — % of common shares outstanding	4.4%	4.2%	3.8%	4.0%	3.8%	N/A

Results of Operations
Worldwide (WW) net sales	$4,651	$5,449	$9,519	$7,131	$6,566	41%
WW net sales — Y/Y growth, excluding F/X	20%	29%	37%	42%	42%	N/A
WW net sales — TTM	$20,509	$21,693	$24,509	$26,750	$28,664	40%
WW net sales — TTM Y/Y growth, excluding F/X	24%	24%	29%	33%	38%	N/A
Operating income (3)	$159	$251	$476	$394	$270	71%
Operating income — Y/Y growth (decrease), excluding F/X	(13%)	69%	63%	56%	77%	N/A
Operating margin — % of WW net sales	3.4%	4.6%	5.0%	5.5%	4.1%	N/A

Operating income — TTM (3)	$829	$925	$1,129	$1,279	$1,391	68%
Operating income — TTM Y/Y growth, excluding F/X	13%	22%	39%	44%	65%	N/A
Operating margin — TTM % of WW net sales	4.0%	4.3%	4.6%	4.8%	4.9%	N/A
Net income (3)	$142	$199	$384	$299	$207	45%
Net income per diluted share	$0.32	$0.45	$0.85	$0.66	$0.45	41%
Net income — TTM (3)	$663	$743	$902	$1,024	$1,088	64%
Net income per diluted share — TTM	$1.52	$1.69	$2.04	$2.30	$2.42	59%

Segments
North America Segment:
Net sales	$2,451	$2,843	$4,956	$3,780	$3,590	46%
Net sales — Y/Y growth, excluding F/X	13%	24%	36%	46%	46%	N/A
Net sales — TTM	$10,963	$11,503	$12,828	$14,030	$15,168	38%
Operating income	$125	$156	$278	$273	$200	61%
Operating margin — % of North America net sales	5.1%	5.5%	5.6%	7.2%	5.6%	N/A
Operating income — TTM	$494	$562	$709	$832	$907	84%
Operating income — TTM Y/Y growth, excluding F/X	8%	20%	59%	79%	84%	N/A
Operating margin — TTM % of North America net sales	4.5%	4.9%	5.5%	5.9%	6.0%	N/A

International Segment:
Net sales	$2,200	$2,606	$4,563	$3,351	$2,976	35%
Net sales — Y/Y growth, excluding F/X	28%	35%	37%	37%	38%	N/A
Net sales — TTM	$9,546	$10,190	$11,681	$12,720	$13,496	41%
Net sales — TTM % of WW net sales	47%	47%	48%	48%	47%	N/A
Operating income	$179	$194	$319	$234	$206	15%
Operating margin — % of International net sales	8.1%	7.4%	7.0%	7.0%	6.9%	N/A
Operating income — TTM	$722	$773	$863	$925	$952	32%
Operating income — TTM Y/Y growth, excluding F/X	49%	49%	41%	33%	28%	N/A
Operating margin — TTM % of International net sales	7.6%	7.6%	7.4%	7.3%	7.1%	N/A

Consolidated Segments:
Operating expenses (4)	$4,347	$5,099	$8,922	$6,624	$6,160	42%
Operating expenses — TTM (4)	$19,293	$20,358	$22,937	$24,993	$26,805	39%
Operating income	$304	$350	$597	$507	$406	34%
Operating margin — % of consolidated sales	6.5%	6.4%	6.3%	7.1%	6.2%	N/A
Operating income — TTM	$1,216	$1,335	$1,572	$1,757	$1,859	53%
Operating income — TTM Y/Y growth, excluding F/X	29%	35%	48%	51%	51%	N/A
Operating margin — TTM % of consolidated net sales	5.9%	6.2%	6.4%	6.6%	6.5%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$1,148	$1,412	$2,099	$1,597	$1,324	15%
Media — Y/Y growth, excluding F/X	0%	14%	19%	22%	15%	N/A
Media — TTM	$5,449	$5,616	$5,964	$6,255	$6,432	18%
Electronics and other general merchandise	$1,187	$1,293	$2,662	$2,024	$2,090	76%
Electronics and other general merchandise — Y/Y growth, excluding F/X	29%	36%	54%	73%	76%	N/A
Electronics and other general merchandise — TTM	$5,043	$5,385	$6,314	$7,166	$8,069	60%
Electronics and other general merchandise — TTM % of North America net sales	46%	47%	49%	51%	53%	N/A
Other	$116	$138	$195	$159	$176	52%
Other — TTM	$471	$502	$550	$608	$668	42%

Supplemental International Segment Net Sales:
Media	$1,294	$1,517	$2,580	$1,833	$1,550	20%
Media — Y/Y growth, excluding F/X	12%	22%	26%	23%	21%	N/A
Media — TTM	$5,849	$6,118	$6,810	$7,225	$7,480	28%
Electronics and other general merchandise	$882	$1,064	$1,947	$1,489	$1,399	59%
Electronics and other general merchandise — Y/Y growth, excluding F/X	60%	58%	56%	61%	63%	N/A
Electronics and other general merchandise — TTM	$3,603	$3,977	$4,768	$5,382	$5,899	64%
Electronics and other general merchandise — TTM % of International net sales	38%	39%	41%	42%	44%	N/A
Other	$24	$25	$36	$29	$27	13%
Other — TTM	$94	$95	$103	$114	$117	24%

Supplemental Worldwide Net Sales:
Media	$2,442	$2,929	$4,679	$3,430	$2,874	18%
Media — Y/Y growth, excluding F/X	7%	18%	23%	22%	18%	N/A
Media — TTM	$11,298	$11,734	$12,774	$13,480	$13,912	23%
Electronics and other general merchandise	$2,069	$2,357	$4,609	$3,513	$3,489	69%
Electronics and other general merchandise — Y/Y growth, excluding F/X	41%	45%	54%	68%	70%	N/A
Electronics and other general merchandise — TTM	$8,646	$9,362	$11,082	$12,548	$13,968	62%
Electronics and other general merchandise — TTM % of WW net sales	42%	43%	45%	47%	49%	N/A
Other	$140	$163	$231	$188	$203	45%
Other — TTM	$565	$597	$653	$722	$785	39%

Balance Sheet
Cash and marketable securities (5)	$3,504	$4,304	$6,672	$5,381	$5,419	55%
Inventory, net — ending	$1,325	$1,617	$2,171	$1,820	$1,940	46%
Inventory turnover, average — TTM	12.4	12.1	12.2	12.6	12.5	1%
Fixed assets, net	$981	$1,086	$1,290	$1,436	$1,704	74%
Accounts payable — ending	$2,508	$3,354	$5,605	$3,619	$3,545	41%
Accounts payable days — ending	65	72	68	59	65	0%

Other
WW shipping revenue	$185	$208	$341	$248	$239	29%
WW shipping costs	$332	$388	$696	$518	$487	47%
WW net shipping costs	$147	$180	$355	$270	$248	69%
WW net shipping costs — % of WW net sales	3.1%	3.3%	3.7%	3.8%	3.8%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	21,000	21,700	24,300	26,100	28,300	35%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Q2 2009 was negatively impacted by a $51 million legal settlement.
(4)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.
(5)	Includes restricted cash, classified within "Other Assets" on our consolidated balance sheet, of: $292 million Q2 2009, $303 million Q3 2009, $306 million in Q4 2009, $318 million in Q1 2010 and $311 million in Q2 2010.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon.com domains worldwide – such as www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca and www.amazon.cn, as well as Amazon.com-owned items sold through non-Amazon.com domains. Units sold do not include units associated with certain of our acquisitions or Amazon.com gift certificates.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Rob Eldridge, 206/266-2171	Mary Osako, 206/266-7180
www.amazon.com/ir